--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    INFORMATION REQUIRED IN PROXY STATEMENT

                               ------------------

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:

    / /  Preliminary Proxy Statement

    /X/  Definitive Proxy Statement

    / /  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              IMMUNEX CORPORATION
                (Name of Registrant as Specified in Its Charter)

                              IMMUNEX CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

    /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)

    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           CALCULATION OF FILING FEE

                                                  PER UNIT PRICE OR OTHER
                           AGGREGATE NUMBER OF      UNDERLYING VALUE OF
TITLE OF EACH CLASS OF         SECURITIES          TRANSACTION COMPUTED       PROPOSED MAXIMUM
  SECURITIES TO WHICH     TO WHICH TRANSACTION     PURSUANT TO EXCHANGE      AGGREGATE VALUE OF
  TRANSACTION APPLIES            APPLIES               ACT RULE 0-11             TRANSACTION


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     Amount previously paid: _________

     Form, schedule or
   registration statement no.: _______

     Filing party: ___________________

     Date filed: _____________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              IMMUNEX CORPORATION
                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD WEDNESDAY, APRIL 26, 1995

                            ------------------------

To the Shareholders of Immunex Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IMMUNEX CORPORATION, a Washington corporation (the "Company"), will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, on Wednesday, April 26, 1995, at 9:00 a.m. (the "Annual Meeting"), for the following purposes:

    1. To elect eight directors to serve until the Annual Meeting of Shareholders next ensuing after their election and until their respective successors are elected and shall qualify;

    2. To consider and approve the increase in the number of shares issuable under the Company's Amended 1993 Stock Option Plan by 5,000,000; and

    3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Company's Board of Directors has fixed the close of business on March 14, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

    To ensure representation at the Annual Meeting, shareholders are urged to mark, sign, date and return the enclosed Proxy as promptly as possible, even if they plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a Proxy if the Proxy is revoked in the manner set forth in the accompanying Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Scott G. Hallquist
                                          SECRETARY

Seattle, Washington
March 24, 1995

    PLEASE  NOTE  THAT  ATTENDANCE AT  THE  ANNUAL  MEETING WILL  BE  LIMITED TO
SHAREHOLDERS  OF  IMMUNEX   AS  OF   THE  RECORD  DATE   (OR  THEIR   AUTHORIZED
REPRESENTATIVES) AND GUESTS OF THE COMPANY. TO OBTAIN AN ADMITTANCE TICKET, PLEASE MARK THE APPROPRIATE BOX ON THE ENCLOSED PROXY AND AN ADMITTANCE TICKET WILL BE SENT TO YOU. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MAY OBTAIN AN ADMITTANCE TICKET BY RETURNING THE REQUEST CARD PROVIDED TO YOU BY YOUR BANK OR BROKER.

                              IMMUNEX CORPORATION
                                ---------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited by the Board of Directors of Immunex Corporation ("Immunex" or the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 26, 1995 at 9:00 a.m. or at any adjournment or postponement thereof (the "Annual Meeting") for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington. The principal executive offices of the Company are located at 51 University Street, Seattle, Washington 98101.

    The Company intends to first give or mail to shareholders definitive copies of this Proxy Statement and accompanying Proxy on or about March 24, 1995.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record at the close of business on March 14, 1995 of shares of common stock of the Company (the "Common Stock") will be entitled to notice of, and to vote at, the Annual Meeting. At that date, there were issued and outstanding 39,601,699 shares of Common Stock.

REVOCABILITY OF PROXIES

    Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised. A Proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's executive offices, either a written revocation or a duly executed Proxy bearing a later date or
(ii) attending the Annual Meeting and voting in person, regardless of whether a Proxy has previously been given. Presence at the Annual Meeting will not revoke the shareholder's Proxy unless such shareholder votes in person.

QUORUM

    A quorum for the Annual Meeting shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

SOLICITATION OF PROXIES

    The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York, to aid in the solicitation of Proxies. It is estimated that the cost of these services will be approximately $5,000, plus expenses. The cost of soliciting Proxies will be borne by the Company. Proxies will be solicited by personal interview, mail and telephone. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telefax.

VOTING

    Each shareholder will be entitled to one vote for each share of Common Stock held. Directors will be elected by a plurality of the shares of Common Stock present by proxy or in person at the Annual Meeting. Holders of Common Stock are not entitled to cumulate votes in the election of directors. Abstention from voting and broker nonvotes on the election of directors will have no impact on the outcome of this proposal. The affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the increase in the number of shares issuable under the Amended 1993 Stock Option Plan. Abstention from voting will have the practical effect of voting against this proposal since such shares are present at the meeting and entitled to vote but are not voting in favor of the proposal. Broker nonvotes will have no effect on the outcome of this proposal since they are not considered shares entitled to vote on the proposal.

    The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Shareholders. The enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment if any other matters are properly brought before the Annual Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth as of December 31, 1994, certain information regarding all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding voting securities of the Company, based on publicly available information. To the Company's knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                    TITLE OF    AMOUNT AND NATURE OF   PERCENT OF
                      NAME AND ADDRESS OF BENEFICIAL OWNER                           CLASS      BENEFICIAL OWNERSHIP     CLASS
--------------------------------------------------------------------------------  ------------  --------------------   ----------
American Cyanamid Company (1)                                                     Common Stock       21,153,580          53.6%
One Cyanamid Plaza
Wayne, New Jersey 07470
Wellington Management Company                                                     Common Stock       2,069,270            5.3%
75 State Street
Boston, Massachusetts 02109

------------------------
(1) American Cyanamid Company ("Cyanamid") is a wholly owned subsidiary of American Home Products Corporation ("American Home Products").

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth as of March 14, 1995, the number of outstanding voting securities of the Company beneficially owned by (i) each director and each nominee, (ii) each of the current and former executive officers for whom compensation is reported in this Proxy Statement, and (iii) all current directors and executive officers as a group:

                                                                                    TITLE OF    AMOUNT AND NATURE OF   PERCENT OF
                            NAME OF BENEFICIAL OWNER                                 CLASS      BENEFICIAL OWNERSHIP     CLASS
--------------------------------------------------------------------------------  ------------  --------------------   ----------
Steven Gillis                                                                     Common Stock       460,262(1)           1.2%
David L. Urdal                                                                    Common Stock        74,454(2)            *
Scott G. Hallquist                                                                Common Stock        49,452(2)            *
Michael L. Kranda                                                                 Common Stock        32,671(2)            *
Edward V. Fritzky                                                                 Common Stock        11,200(3)            *
Douglas G. Southern                                                               Common Stock        10,534(4)            *
Kirby L. Cramer                                                                   Common Stock         3,000(5)            *
Edith W. Martin                                                                   Common Stock         3,000(5)            *
John E. Lyons                                                                     Common Stock         2,000(5)            *
Charles J. Homcy                                                                  Common Stock           200               *
Joseph J. Carr                                                                    Common Stock           --                --
Robert A. Essner                                                                  Common Stock           --                --
All current directors and executive officers as a group (15 persons)              Common Stock       655,868(6)           1.7%

------------------------
 *   Less than 1% of the outstanding shares of Common Stock.

(1) Excludes 39,000 shares of Common Stock held by three trusts established by Dr. Gillis for the benefit of his family. Dr. Gillis is not the trustee of such trusts and disclaims beneficial ownership of such shares.

(2) Includes 8,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(3) Includes 10,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(4) Includes 6,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(5) Includes 2,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

(6) Includes 51,000 shares that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

                             ELECTION OF DIRECTORS

    A Board of Directors consisting of eight directors will be elected at the Annual Meeting to hold office for a term of one year or until their successors are elected and shall qualify.

    Pursuant to the Amended and Restated Governance Agreement dated as of December 15, 1992 (the "Governance Agreement"), Cyanamid is entitled to designate three Investor Directors and one Independent Director. See "Relationship with American Cyanamid Company and American Home Products Corporation -- Governance Agreement -- Designation of Candidates for Board of Directors." Dr. Charles J. Homcy, who was elected by the Board of Directors to serve as an Investor Director, has not been renominated and is expected to resign. Cyanamid has not yet designated a replacement Investor Director to fill the vacancy created by the expected resignation of Dr. Homcy, nor designated a fourth Independent Director as permitted under the Governance Agreement. Pending Cyanamid's decision regarding such designations, one vacancy among each of the Investor Directors and Independent Directors will exist. Therefore, only eight nominees have been nominated and approved by the Board of Directors for election at the Annual Meeting. However, Cyanamid is expected to designate director nominees for election by the Board of Directors to fill such vacancies, and may do so at any time. Proxies may not be voted for a greater number of persons than the number of nominees named.

    The Board of Directors has unanimously approved the nominees named below, who were designated in accordance with the Governance Agreement. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote shares represented by properly executed Proxies for such nominees. Although the Board of Directors anticipates that all the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the Proxies will be voted for the election of such substitute nominees as may be designated in accordance with the Governance Agreement.

    The following table sets forth the name and age of each nominee for election as a director, the positions and offices held by the nominee with the Company and the period during which the nominee has served as a director of the Company:

                                   POSITIONS AND OFFICES             DIRECTOR
      NAME         AGE               WITH THE COMPANY                  SINCE
-----------------  ----  -----------------------------------------  -----------
Edward V. Fritzky   44   Chief Executive Officer; Chairman of the         1994
                          Board
Michael L. Kranda   41   President; Chief Operating Officer;              1991
                          Director
Steven Gillis       41   Director                                         1981
Joseph J. Carr      52   Director                                         1995
Kirby L. Cramer     58   Director                                         1987
Robert A. Essner    47   Director                                         1995
John E. Lyons       69   Director                                         1993
Edith W. Martin     49   Director                                         1993

    Mr. Fritzky was named the Company's Chief Executive Officer and Chairman of the Board in January 1994. Mr. Fritzky served as President of Lederle Laboratories, a division of Cyanamid, from 1992 to 1994 and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President, Marketing, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company.

    Mr. Kranda has been a director of the Company since 1991. He has been employed by the Company since July 1985, initially as Director, Corporate Development. From January 1986 to July 1988, he served as General Manager of Immunology Ventures, the Company's partnership with Eastman Kodak Company. In July 1988, Mr. Kranda was elected Executive Vice President and Chief Operating Officer of the Company. In October 1990, he was elected President, retaining the office of Chief Operating Officer. Mr. Kranda previously served as President of Immunex Manufacturing Corporation, the Company's wholly owned manufacturing subsidiary. He received his M.B.A. in Finance from the University of Washington in 1984. Mr. Kranda currently serves as a director of the Woodland Park Zoological Society and the Washington Research Foundation, both private nonprofit entities.

    Dr. Gillis is a co-founder of the Company and served as a director since the Company's formation in 1981. From 1981 to 1994, Dr. Gillis was employed as Executive Vice President and Chief Scientific Officer of the Company, and from September 1993 to January 1994, served as Acting Chief Executive Officer and Chairman. Dr. Gillis also served as President and Chief Executive Officer of Immunex Research and Development Corporation ("IRDCO"), the Company's wholly owned research and development subsidiary. IRDCO was dissolved in January 1995, and all of its operations, assets and employees were merged with the Company. Dr. Gillis is currently employed as Chairman and CEO of Corixa Corporation, a privately held biotechnology company.

    Mr. Carr was named a director of the Company in January 1995. He joined American Home Products, a pharmaceutical and healthcare products company, in 1982, and served in various executive capacities prior to being named Vice President in 1989. In April 1993, Mr. Carr was appointed Group Vice President, and in May 1993 was appointed Senior Vice President.

    Mr. Cramer has been a director of the Company since 1987. Mr. Cramer is Chairman Emeritus of Hazleton Laboratories Corporation. He is a Trustee Emeritus and Past President of the University of Virginia's Colgate Darden Graduate School of Business Administration. He also serves on the board of directors of Advanced Technology Laboratories, Inc., Commerce Bancorporation, Landec Corporation and Unilab, Inc. Mr. Cramer is also a director of The Commerce Bank of Washington, Olympic Boat Company, Unilab Group Ltd., Northwestern Trust Company and other privately held companies.

    Mr. Essner was named a director of the Company in January 1995. He joined American Home Products in 1989 as Senior Vice President, Sales and Marketing, of its Wyeth-Ayerst Laboratories division ("Wyeth-Ayerst"). In 1991, he was appointed Executive Vice President, and in March 1993, President, of Wyeth-Ayerst. Prior to joining American Home Products, Mr. Essner was employed by Sandoz Pharmaceuticals Corporation for 13 years, most recently as Chief Operating Officer.

    Mr. Lyons has been a director of the Company since 1993. Mr. Lyons retired as Vice Chairman of the Board of Merck & Company ("Merck") in 1991. He joined Merck in 1950 as a Research Chemist and held a number of senior marketing and sales positions in the Merck, Sharp & Dohme division of Merck, serving as its President from 1975 to 1985. He was appointed Corporate Senior Vice President in 1982, Executive Vice President of Merck in 1985, and Vice Chairman of the Board in 1988. Mr. Lyons currently serves on the board of directors of Synaptic Pharmaceutical Company, Matrix Pharmaceutical Company, Philadelphia College of Pharmacy and Fordham University.

    Dr. Martin has been a director of the Company since 1993. Dr. Martin is the Executive Vice President and Chief Technology Officer of the Student Loan Marketing Association ("Sallie Mae"), a position she has held since September 1994. In this position, she is responsible for all information technology within Sallie Mae and all technology-driven new businesses, joint ventures and acquisitions. Prior to joining Sallie Mae, Dr. Martin was employed as Vice President and Chief Information Officer of the International Telecommunications Satellite Organization ("INTELSAT") since 1992. She had overall responsibility for all information and computing systems, which included Ground Network Engineering and Projects, Information Systems Management, Conference Services and Language Services. Prior to joining INTELSAT, Dr. Martin was Vice President of The Boeing Company, and founded and directed the Boeing High Technology Center. Dr. Martin currently serves on the board of directors of Medtronic, Inc. and Information Resources, Inc.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    During the last fiscal year there were seven meetings of the Company's Board of Directors. All incumbent directors attended at least 75% of the Board meetings held and at least 75% of the Committee meetings held of which they were a member, except that Dr. Homcy attended two of the four Board meetings held during 1994 following his appointment to the Board.

    In accordance with the Governance Agreement, the Board of Directors maintains an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Plan Administration Committee.

    The Audit Committee, currently composed of Messrs. Cramer and Lyons and Dr. Martin, is responsible, among other things, for recommending the selection of certified public accountants to the Board of Directors, reviewing the scope and results of the audits, approving nonaudit services performed by the certified public accountants and reviewing the Company's accounting policies and procedures and system of internal controls. During the past year, there were four Audit Committee meetings.

    The Compensation Committee, currently composed of Messrs. Cramer and Lyons and Dr. Martin, is responsible, among other things, for recommending to the Board of Directors the adoption and amendment of all employee benefit plans and arrangements and the engagement of, terms of any employment agreements and arrangements with, and terminations of, all corporate officers of the Company. During the past year, there were two Compensation Committee meetings.

    The Nominating Committee, currently composed of Messrs. Carr and Kranda, is responsible for the nomination of directors and the solicitation of shareholder proxies. During the past year, there was one Nominating Committee meeting.

    The Stock  Option  Plan  Administration  Committee,  currently  composed  of
Messrs. Carr, Cramer, Essner and Lyons and Drs. Martin and Homcy, is responsible, among other things, for recommending to the Board of Directors the adoption and amendment of all stock option plans of the Company and for the administration of such plans. During the past year, there were four Stock Option Plan Administration Committee meetings.

COMPENSATION OF DIRECTORS

    Independent Directors (as defined below) receive $6,000 per quarter. In addition, they receive $1,000 per quarter for serving as the Chair of a Committee, and $1,000 for each Board of Directors and each Committee meeting attended in person and $500 for each such meeting attended telephonically. Management Directors and Investor Directors (as defined below) receive no additional compensation for attending Board or Committee meetings.

    Under the Company's Stock Option Plan for Nonemployee Directors, each Independent Director receives a one-time grant of an option to purchase 10,000 shares of Common Stock on the day such director is initially elected or appointed to the Board. Such options vest at a rate of 20% per year over a five-year period.

    Mr. Cramer also received $14,400 during the year ended December 31, 1994 for consulting services provided to the Company relating to the acquisition of Cyanamid by American Home Products and the Company's stock option plans.

                    APPROVAL OF INCREASE IN NUMBER OF SHARES
                 ISSUABLE UNDER AMENDED 1993 STOCK OPTION PLAN

    The Company's Amended 1993 Stock Option Plan (the "1993 Plan") provides a means whereby selected employees, officers and directors of Immunex may be granted incentive stock options ("ISOs") or nonqualified stock options ("NSOs") to purchase shares of Common Stock. Approximately 700 persons are eligible for participation in the 1993 Plan. Presently, subject to adjustment required in the event of any recapitalization of the Company, the aggregate amount of Common Stock that may be issued upon exercise of all options granted under the 1993 Plan may not exceed 1,225,267 shares. On February 2, 1995, the Company's Board of Directors unanimously adopted an amendment to the 1993 Plan that, subject to shareholder approval, would authorize an additional 5,000,000 shares to be available for the granting of options under the 1993 Plan. As of the date of this Proxy Statement, 5,932 shares remained available for future grant under the 1993 Plan.

    The Board believes that the additional options would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers and key employees. The Board believes that the existing options have contributed substantially to the successful achievement of these objectives.

    ADMINISTRATION. The 1993 Plan is administered by a Stock Option Plan Administration Committee (the "Committee") appointed by the Board. Except for the terms and conditions explicitly set forth in the 1993 Plan, the Committee has the authority to determine all matters relating to options granted under the 1993 Plan, including the selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price (which may not be less than fair market value per share, in the case of ISOs, and not less than par value per share, in the case of NSOs), and all the terms and conditions of the options.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If there is any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, the aggregate number and class of shares on which options may be granted under the 1993 Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price) will be proportionately adjusted.

    EFFECT OF LIQUIDATION OR RECAPITALIZATION. If the Company is involved in a merger (other than a merger in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, reorganization, liquidation or other similar transaction, as a result of which the Company's shareholders receive cash, stock or other property in exchange for their shares of Common Stock, all options granted under the 1993 Plan will terminate, but the holders of options (the "Optionees") will have the right immediately prior to such merger, consolidation, reorganization, liquidation or other similar transaction to exercise such Optionee's option in whole or in part whether or not the vesting requirements with respect thereto have been met. In the event, however, the Company's shareholders receive capital stock of another corporation in exchange for their shares of Common Stock in a merger, the Company and such other corporation may determine that all outstanding options will be converted into options to purchase shares of such other corporation's capital stock.

    DESCRIPTION OF TERMS AND CONDITIONS OF OPTIONS. The following is a description of the specific terms that all options granted under the 1993 Plan must include. Additional terms that the Committee deems advisable and that are not inconsistent with the 1993 Plan may be included in the written agreement to be issued to evidence options granted.

    PAYMENT OF EXERCISE PRICE. The price of shares purchased upon the exercise of options will be paid in cash or by check. To the extent permitted by the Committee, however, an option may be exercised by (i) delivery of shares of the Company's capital stock held by the Optionee having a fair market value equal to the exercise price, provided that such stock has been held by the Optionee for at least six months, (ii) delivery of a properly executed notice, together with irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds to pay the exercise price, or (iii) delivery of a full-recourse promissory note executed by the Optionee and secured by the shares issued upon exercise.

    TERM AND MATURITY. Subject to certain restrictions concerning greater than 10% shareholders, each option expires 10 years from the date of grant. Unless modified by the Committee, options vest in five equal installments at the rate of 20% per year following the date of grant.

    EXERCISE OF OPTIONS. Subject to the option's vesting schedule, each option may be exercised in whole or in part; however, no fewer than 20% of the shares purchasable under the option (or the remaining shares then purchasable, if less than 20%) may be purchased upon any exercise of option rights.

    HOLDING PERIODS. Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must hold the shares issued upon exercise of an option for six months from the date the option was granted. The Committee may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an ISO prior to the expiration of two years after the date of grant of the option and one year after the date of exercise.

    TERMINATION  OF RELATIONSHIP  WITH THE COMPANY.   Options  granted under the
1993 Plan terminate and may not be exercised if the Optionee's relationship with the Company is terminated, except that:

        (i) If the Optionee dies while such Optionee has a relationship with the Company or an affiliate, or within three months after termination of such relationship (or 12 months in the case of totally disabled Optionees), the option may be exercised at any time within one year following the Optionee's death by the person or persons to whom the rights of the Optionee under the option pass by will or by the laws of descent and distribution, but only to the extent the option was exercisable on the date of termination;

        (ii) If the Optionee's relationship with the Company is terminated by reason of the Optionee's having become totally disabled (as defined in the 1993 Plan), the Optionee may exercise the option at any time within 12 months following such termination, but only to the extent it was exercisable on the date of such termination, unless by its terms it sooner terminates and expires, in which case the Optionee shall have such shorter period of time in which to exercise the option; and

       (iii) If the Optionee's relationship with the Company is terminated for any other reason other than by the Company for cause, the Optionee may exercise the option at any time within 90 days after such termination, but only to the extent it was exercisable on the date of such termination, unless by its terms it sooner terminates and expires, in which case the Optionee shall have such shorter period of time in which to exercise the option.

    AMENDMENT AND TERMINATION. Unless sooner terminated by the Board, the 1993 Plan will terminate on March 11, 2003. The Board may amend or terminate the 1993 Plan at any time, provided that the approval of the holders of a majority of the Company's outstanding shares of voting capital stock voting either in person or by proxy at a duly held shareholders meeting is necessary in order to adopt any amendment that will (i) increase the number of shares that may be issued under the 1993 Plan, (ii) with respect to NSOs, materially modify the eligibility requirements, or, with respect to ISOs, change the designation of the eligible participants or class of participants, (iii) materially increase the benefits accruing to the participants under the 1993 Plan, or (iv) require shareholder approval under applicable law, including, but not limited to, Section 16(b) of the Exchange Act. Amendment or termination of the 1993 Plan may not, without the Optionee's consent, alter or impair any rights or obligations under any then-outstanding option.

    FEDERAL INCOME TAX CONSEQUENCES. There are generally no federal income tax consequences to the Optionee or to the Company by reason of the grant or exercise of a valid ISO. Upon exercise of an ISO, the Optionee does not recognize taxable income; however, the amount by which the Common Stock's fair market value at the time of exercise exceeds the option exercise price will constitute income for purposes of calculating the Optionee's alternative minimum tax liability, if any. There are no federal income tax consequences to the Company when the Optionee exercises a valid ISO.

    Upon the disposition of Common Stock acquired through the exercise of an ISO, any resulting gain or loss will constitute long-term capital gain or loss if the disposition occurs at least two years after the grant date and one year after the exercise date of the corresponding option or if the disposition occurs after the Optionee's death. If these two holding periods are not met and the disposition occurs prior to the Optionee's death, the disposition will cause the Optionee to recognize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeded the option price; gain attributable to further appreciation of the fair market value after the exercise of the option will constitute long- or short-term capital gain, depending on whether the Common Stock has been held for more than one year. If the fair market value of the Common Stock declines during the period between the exercise and disposition, then the amount of ordinary income that the Optionee must recognize is limited to the amount by which the fair market value at the time of disposition exceeds the option price. If the Optionee recognizes ordinary income in connection with an ISO, the Company is entitled to a corresponding business expense deduction in an amount equal to the ordinary income recognized by the Optionee. Currently, any ordinary income that the Optionee recognizes in connection with the ISO is not subject to withholding for income or employment taxes, but the Internal Revenue Service is reevaluating this position.

    NSOs under the 1993 Plan are taxed pursuant to the rules governing options that are not ISOs. There are no federal income tax consequences to the Optionee or the Company by reason of the grant of a NSO. Upon exercise of a NSO, the Optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price. Upon such exercise, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized on the exercise of such NSO by the Optionee, or must otherwise ensure that the amount of tax required to be withheld is available for payment in money. The 1993 Plan permits an Optionee to satisfy such Optionee's withholding liability by having the Company withhold that number of shares otherwise issuable having a fair market value equal to the Optionee's withholding tax liability. Subject to the test of reasonableness and satisfaction of applicable withholding requirements, the Company will be entitled to a business expense deduction in the tax year in which the exercise occurs in an amount equal to the ordinary income recognized by the Optionee. There are no tax consequences to the Company by reason of the disposition by the Optionee of Common Stock acquired upon exercise of a NSO.

    The aggregate fair market value of Common Stock available pursuant to all ISOs exercisable by an Optionee for the first time during a calendar year may not exceed $100,000. This limitation is applied by using the stock's fair market value as of the grant date of the underlying option, and by considering all ISOs under all plans of the Company or any parent or subsidiary company. To the extent the Optionee's ISOs exceed the $100,000 limit, they will be treated as NSOs.

    The affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the increase in the number of shares issuable under the 1993 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 PLAN.

            RELATIONSHIP WITH AMERICAN CYANAMID COMPANY AND AMERICAN
                           HOME PRODUCTS CORPORATION

    On June 1, 1993, the Company's predecessor ("Predecessor Immunex") was merged (the "Merger") into Lederle Oncology Corporation, a previously nondistinct operating unit of Cyanamid, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 15, 1992, among Predecessor Immunex, Cyanamid and certain other parties thereto (the "Merger Agreement"). Each share of Common Stock of Predecessor Immunex outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted pursuant to the Merger into the right to receive $21 in cash and one share of Common Stock of the newly formed entity, the Company. Cyanamid contributed $350 million in cash and certain assets and contractual obligations of its oncology business in the United States and Canada (the "Lederle Oncology Business") to Lederle Oncology Corporation just prior to the Effective Time. Cyanamid received 53.5% of the Company's Common Stock outstanding immediately following the Effective Time, on a fully diluted basis.

    Simultaneously with entering into the Merger Agreement, Predecessor Immunex and Cyanamid entered into the Governance Agreement, which sets forth, among other things, certain agreements of the parties relating to (i) the corporate governance of the Company, including the composition of its Board of Directors,
(ii) rights of Cyanamid to purchase additional shares of the Company's Common Stock from the Company upon the occurrence of certain events, (iii) future acquisitions and dispositions of the Company's securities by Cyanamid, (iv) rights of members of the Company's Board of Directors designated by Cyanamid to approve certain corporate actions, (v) the requirement that a supermajority of the members of the Company's Board of Directors approve certain corporate actions, and (vi) payments to be made by Cyanamid to the Company in the event that the products of the Lederle Oncology Business and certain other new products of Immunex do not achieve specified revenue targets. In addition, pursuant to the Merger Agreement, Immunex, Cyanamid and certain of their respective subsidiaries entered into certain agreements at the closing of the Merger relating to cooperation in research and development, supply and manufacture of certain products, and other matters.

    In November 1994, all the outstanding shares of common stock of Cyanamid were acquired by American Home Products. Cyanamid is currently a wholly owned subsidiary of American Home Products. Pursuant to an Agreement dated September 20, 1994 between the Company and American Home Products, American Home Products agreed to maintain the separate existence and business operations of Cyanamid and its subsidiaries that have obligations to the Company, with sufficient financial assets, facilities, employees, management and other resources necessary to permit Cyanamid and such subsidiaries to continue to perform their obligations to the Company under the Governance Agreement and the other agreements that were entered into in connection with the Merger. American Home Products also agreed to be bound by the standstill provisions of the Governance Agreement (see "Governance Agreement -- Standstill Provisions") to the extent such provisions apply to Cyanamid.

GOVERNANCE AGREEMENT

    DESIGNATION OF CANDIDATES FOR BOARD OF DIRECTORS

    Pursuant to the Governance Agreement, the Company's Board of Directors consists of nine directors. Three directors are designated by the Company (the "Management Directors"), three are designated by Cyanamid (the "Investor Directors"), and three independent directors are designated by agreement of the Company and Cyanamid (the "Independent Directors"). Cyanamid has the right to designate an additional Independent Director to the Company's Board. Cyanamid has not yet exercised such right.

    At all times during the term of the Governance Agreement, the number of directors that Cyanamid and the management of Immunex have the right to designate will be determined by the percentage interest of Immunex beneficially owned by Cyanamid. If Cyanamid's interest is: (i) below 20%, Cyanamid will have no right to designate any directors, and the management of Immunex will have the right to designate six Management Directors; (ii) 20% or above but less than 35%, Cyanamid will have the right to designate one Investor Director, and the management of Immunex will have the right to designate five Management Directors; (iii) 35% or above but less than 45%, Cyanamid will have the right to designate two Investor Directors, and the management of Immunex will have the right to designate four Management Directors; (iv) 45% or above but less than 65%, Cyanamid will have the right to designate three Investor Directors, and the management of Immunex will have the right to designate three Management Directors; and (v) 65% or above, Cyanamid will have the right to designate four Investor Directors, by adding an additional Investor Director to the Board of Directors, and the management of Immunex will have the right to designate three Management Directors.

    In the event that Cyanamid's interest is such that there are more Investor Directors or Management Directors on the Board of Directors than Cyanamid or the management of Immunex, as the case may be, has the right to designate, Cyanamid or the management of Immunex, as the case may be, will promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, that number of Investor Directors or Management Directors, as the case may be, as required to make the remaining number of Investor Directors or Management Directors conform with the formula described in the preceding paragraph.

    With certain exceptions, Cyanamid and the Management Directors will have the right to designate replacements for directors designated pursuant to the Governance Agreement by Cyanamid or the Management Directors, respectively, at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other cause. The Board of Directors will elect each person so designated upon nomination by the Nominating Committee, which consists of an equal number of directors designated by each of Immunex and Cyanamid. No individual who is an officer, director, partner or principal shareholder of any competitor of Immunex or any of its subsidiaries (other than Cyanamid and its affiliates) may be designated to serve as a director of Immunex.

    In any election of directors or any meeting of the shareholders of Immunex called expressly for the removal of directors, Cyanamid and its affiliates will vote their shares of Common Stock for all nominees in proportion to the votes cast by the other shareholders of Immunex, except that Cyanamid and its affiliates may cast any or all of their votes, in their sole discretion, (i) in favor of any nominee designated by Cyanamid pursuant to the Governance Agreement and (ii) in connection with any election contest to which Rule 14a-11 under the Exchange Act applies. With certain limited exceptions, in all other matters submitted to a vote of shareholders of Immunex, Cyanamid may vote any or all of its shares in its sole discretion.

    CERTAIN APPROVAL RIGHTS

    So long as Cyanamid has the right to designate at least two Investor Directors to the Board of Directors, the approval of at least one of the Investor Directors will be required for the Board of Directors to approve and authorize certain corporate actions. Such actions include, without limitation, the following: (i) the entry by Immunex or any of its subsidiaries into any merger or consolidation or the acquisition by Immunex or any of its subsidiaries of any business or assets that would constitute more than 10% of the fair market value of the total assets of Immunex and its subsidiaries; (ii) the sale, lease, pledge, grant of security interest in, license, transfer or other disposal by Immunex or any of its subsidiaries of more than 10% of the fair market value of the total assets of Immunex and its subsidiaries; (iii) with certain exceptions, the issuance of any debt or equity securities or other capital stock of Immunex or any of its subsidiaries; (iv) a reclassification, split, redemption or other acquisition of any of the debt or equity securities of Immunex or any of its subsidiaries (subject to certain exceptions); (v) any amendment to the Articles of Incorporation or Bylaws of Immunex or any change in the size or composition of the Board of Directors or committee thereof, except in accordance with the Governance Agreement; (vi) the establishment of any committee of the Board of Directors not specifically described in the Governance Agreement; (vii) any change in accounting policies or procedures of Immunex or any of its subsidiaries; (viii) the payment or discharge of any claim, liability or obligation other than in the ordinary course of business, except where such claim, liability or obligation does not exceed $350,000; (ix) the commencement or termination of any suit, litigation or proceeding with respect to patent rights, and any other suit, litigation or proceeding that involves a claim, liability or obligation in excess of $350,000 or that is material to Immunex's business or assets; (x) any (a) incurrence of indebtedness for borrowed money other than as provided for in Immunex's annual operating plans (the "Annual Operating Plans") provided to Cyanamid from time to time or (b) capital expenditure by Immunex or any of its subsidiaries that is greater than both (1) $350,000 and (2) the amount provided for such expenditure in the Annual Operating Plans; (xi) the institution by Immunex or any of its subsidiaries of any shareholder rights plan or similar plan or device; (xii) the acquisition by Immunex or any of its subsidiaries of technology or products under any license or similar arrangement if the payments under all such licenses that are not contingent upon sales of licensed technology or products would exceed $500,000 during any year; or (xiii) the dissolution of Immunex or any of its subsidiaries, the adoption of a plan of liquidation for Immunex or any of its subsidiaries and any action by Immunex or any of its subsidiaries to commence any bankruptcy or similar proceeding.

    The approval of seven directors (or, if the Board of Directors consists of more than nine persons, that number of directors that represents 70% of the total number of directors, rounded up to the nearest whole number), including, in the case of clause (iv) below, two Independent Directors, will be required for the Board of Directors to approve any of the following: (i) the employment of the chief executive officer, chief operating officer, chief financial officer or chief scientific officer of Immunex (each, a "Senior Officer"); (ii) Annual Operating Plans for Immunex and its subsidiaries, which shall include all material capital expenditures and borrowing plans applicable to the year in question; (iii) Immunex's five-year product development and facility plans; and
(iv) amendment of the Governance Agreement or provisions of Immunex's Articles of Incorporation or Bylaws implementing the provision of the Governance Agreement.

    The approval of six directors, which six directors must include each of the Independent Directors, will be required to approve and authorize the termination of any Senior Officer.

    SUBSCRIPTION RIGHTS OF CYANAMID

    So long as Cyanamid has the right to designate at least one Investor Director, prior to any issuance of securities by Immunex, Cyanamid must be offered the right to purchase a pro rata share of such new securities. The foregoing right does not apply, however, to securities issued upon exercise of outstanding options or warrants and to certain other issuances specified in the Governance Agreement.

    So long as Cyanamid has the right to designate at least one Investor Director, Cyanamid has the option to purchase from Immunex on a quarterly basis additional shares of Common Stock or other voting stock of Immunex to the extent necessary to permit Cyanamid to maintain the percentage of shares of Common Stock or other voting stock of Immunex, as the case may be, owned by Cyanamid and its affiliates as of the immediately preceding quarter. The per share purchase price of such shares of Common Stock or other voting stock of Immunex, as the case may be, will be equal to the fair market value of such shares on the date of Cyanamid's purchase.

    STANDSTILL PROVISIONS

    Cyanamid has agreed, until June 1, 1998 (the "Standstill Period"), subject to certain exceptions, not to directly or indirectly purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any equity securities of Immunex, whether by tender offer, market purchase, private negotiated purchase, Business Combination (as defined in the Governance Agreement and described below) or otherwise if, immediately after such purchase or acquisition, Cyanamid's beneficial interest in Immunex would exceed 53.5% on a fully diluted basis.

    The prohibitions on Cyanamid's acquisition of equity securities of Immunex do not apply during any period in which Cyanamid or any of its affiliates beneficially owns, in the aggregate, less than 5% of the then-outstanding shares of Common Stock (assuming exercise or conversion of any rights, options or warrants to purchase Common Stock held by Cyanamid and its affiliates, but assuming no other exercise or conversion of outstanding rights, options or warrants to purchase Common Stock). In addition, such prohibitions do not apply with respect to any of the following: (i) any Permitted Acquisition Transaction (as defined in the Governance Agreement and described below) that is disclosed to the Board of Directors promptly after the decision has been made to propose such transaction; (ii) any issuance of securities pursuant to Cyanamid's subscription rights set forth in the Governance Agreement; (iii) open-market purchases made by Cyanamid from time to time of equity securities of Immunex if (a) immediately after any such market purchases, Cyanamid's beneficial interest in Immunex would not exceed 70% and (b) Cyanamid's intention to make such market purchases is disclosed to the Board of Directors and shareholders of Immunex at least two trading days prior to any such purchases and such purchases are completed within 30 days of such notice; and (iv) any cash tender offer by Cyanamid or any affiliate of Cyanamid if, immediately after such tender offer, Cyanamid's beneficial interest in Immunex would not exceed 70%.

    Cyanamid has agreed that, during the Standstill Period, it will not, and will not permit its subsidiaries to: (i) after submitting a definitive proposal for a Permitted Acquisition Transaction to the Board of Directors, make any public announcement with respect to such transaction without the prior approval of the Board of Directors, except as required by law; (ii) make or participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission (the "Commission")) to vote or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of Immunex; or (iii) deposit any shares of Common Stock into a voting trust or subject any shares of Common Stock to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Common Stock.

    A "Permitted Acquisition Transaction," as defined in the Governance Agreement, means either (i) a cash tender offer for all outstanding Common Stock that is conditioned upon approval by at least a majority of the shareholders of Immunex other than Cyanamid and its affiliates (the "Unaffiliated Shareholders") or (ii) a Business Combination that is conditioned upon approval by at least a majority of the Unaffiliated Shareholders, and that satisfies all the following conditions: (a) the Board of Directors receives an opinion from a nationally recognized independent investment banking firm selected by the Board of Directors (excluding the Investor Directors) that the price and other financial terms of the transaction are fair from a financial point of view to the Unaffiliated Shareholders; (b) the Board of Directors, in accordance with the
Governance   Agreement,  concludes  that  the  price  and  other  terms  of  the transaction are fair to and in the best interests of the Unaffiliated Shareholders and recommends that the Unaffiliated Shareholders accept the tender offer or otherwise approve the transaction; and (c) neither such investment banking firm's opinion nor such recommendation of the Board of Directors is withdrawn prior to the consummation of the transaction. In addition, a merger following the consummation of a tender offer described in clause (i) of this paragraph that offers the same consideration as such tender offer is deemed to be a Permitted Acquisition Transaction.

    The term "Business Combination," as defined in the Governance Agreement, means any one of the following transactions: (i) any merger or consolidation of Immunex or any subsidiary of Immunex with (a) Cyanamid or (b) any corporation (other than Immunex) which is, or after such merger or consolidation would be, an affiliate or associate of Cyanamid; (ii) any tender or exchange offer by Cyanamid or any affiliate or associate of Cyanamid for any equity securities of Immunex or any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by Immunex (in one transaction or a series of transactions) to or with Cyanamid or any affiliate or associate of Cyanamid (other than Immunex) of more than 10% of the fair market value of the total assets of Immunex and its subsidiaries; (iv) the issuance, exchange or transfer, other than pursuant to Cyanamid's subscription rights under the Governance Agreement, by Immunex or any of its subsidiaries (in one transaction or a series of transactions) of any securities of Immunex or any subsidiary thereof to Cyanamid or any affiliate or associate of Cyanamid (other than Immunex) in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate fair market value equal to or in excess of 10% of the fair market value of the total assets of Immunex and its subsidiaries; (v) the adoption of any plan or proposal for the liquidation or dissolution of Immunex proposed by or on behalf of Cyanamid or any affiliate or associate of Cyanamid (other than Immunex); or (vi) any reclassification of securities (including any reverse stock split), recapitalization of Immunex, or any merger or consolidation of Immunex with any subsidiary thereof, or any other transaction to which Immunex is a party (whether or not with or into or otherwise involving Cyanamid or any affiliate or associate of Cyanamid) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Immunex or any subsidiary thereof which is directly or indirectly owned by Cyanamid or any affiliate or associate of Cyanamid (other than Immunex).

    MATERIAL TRANSACTIONS WITH CYANAMID

    Immunex may not enter into any contract, agreement or transaction with Cyanamid or any of its affiliates that is material to Immunex's business, taken as a whole, unless two-thirds of the members of the Board of Directors, other than the Investor Directors and including at least two Independent Directors, approve such contract, agreement or transaction.

    TRANSFER OF IMMUNEX COMMON STOCK BY CYANAMID

    Cyanamid has agreed that, during the Standstill Period, it will not, and will not permit any entity that is directly or indirectly wholly owned by Cyanamid to, transfer any shares of Common Stock, except (i) pursuant to a registered underwritten public offering in accordance with the registration rights provisions of the Governance Agreement, (ii) in accordance with the volume and manner of sale limitations of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or (iii) to any wholly owned subsidiary of Cyanamid. During the Standstill Period, Cyanamid may not transfer any interest in any Common Stock to any purchaser or group (within the meaning of Section 13(d)(3) of the Exchange Act) of purchasers if, after giving effect to such sale, such purchaser or group of purchasers would, to Cyanamid's knowledge, own, or have the right to acquire, 5% or more of the then-outstanding shares of Common Stock. Other than through a block trade in an underwritten offering, Cyanamid may not, directly or through any of its subsidiaries, transfer any interest in shares of Common Stock in excess of 1% per day of the then-outstanding shares of Common Stock.

    Notwithstanding the foregoing paragraph, after June 1, 1996, Cyanamid and its wholly owned subsidiaries may transfer (an "Acquisition Sale") all (but not less than all) the shares of Common Stock beneficially owned by them to any other person other than an affiliate of Cyanamid, provided that such other person has offered to acquire all outstanding shares of Common Stock on the same terms and conditions as such Acquisition Sale. In addition, if Cyanamid intends to engage in an Acquisition Sale it is required to notify Immunex of such intent and, for three months subsequent to such notice, Immunex will have the opportunity to present to Cyanamid a potential buyer willing to purchase all (but not less than all) the shares of Common Stock beneficially owned by Cyanamid and its wholly owned subsidiaries. In the event that a potential buyer is presented, Cyanamid may not consummate an Acquisition Sale on terms less favorable to Cyanamid than those proposed by such potential buyer.

    During the Standstill Period, Cyanamid may not sell, transfer or otherwise dispose of any of the capital stock of any wholly owned subsidiary of Cyanamid that owns Common Stock, except to another wholly owned subsidiary of Cyanamid.

    REGISTRATION RIGHTS

    The holders of at least 25% of the Registrable Securities (as defined in the Governance Agreement) (the "Initiating Holders") may request that Immunex file a registration statement under the Securities Act covering the registration of any or all Registrable Securities held by such Initiating Holders. Immunex will not be obligated to effect more than two such registrations. The Governance Agreement, however, does not limit the number of registrations on Form S-3 that may be requested and obtained if Immunex is eligible to use Form S-3, provided that the estimated aggregate offering price to the public exceeds $25 million and the other provisions of the Governance Agreement are satisfied.

    Subject to certain conditions, if Immunex proposes to file a registration statement under the Securities Act on any form (other than on Form S-4 or S-8) that also would permit the registration of Registrable Securities, and such filing is to be on behalf of Immunex or selling holders of its securities for the general registration of shares of Common Stock for cash, Immunex must give notice thereof to the holders of the registration rights and permit such holders to include Registrable Securities in the registration.

    Cyanamid's registration rights are subject to certain conditions set forth in the Governance Agreement. In addition, the Governance Agreement sets forth specific procedures relating to such registration rights and detailed obligations of the parties with respect thereto. All expenses incident to the performance by Immunex of its obligations with respect to the registration of Cyanamid's shares of Common Stock will be borne by Immunex, except that the Initiating Holders will pay all expenses incident to the second registration. In addition, the holders of Registrable Securities will bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to the Governance Agreement, as well as related counsel fees. Immunex and the holders of Registrable Securities each have agreed to indemnify the other, in certain instances, with respect to liabilities incurred in connection with such registrations.

    GUARANTY PAYMENTS BY CYANAMID

    Until December 31, 1997, Cyanamid has agreed to make certain payments to Immunex if revenues from products of the Lederle Oncology Business and certain other products of Immunex do not achieve certain annual targets. The targets for 1995 through 1997 are listed below as "Target Revenue." Payments are required for any calendar year in which Target Revenue exceeds the "Actual Revenue," i.e., the sum of Immunex's net sales of Lederle Oncology Products, New Oncology Products and Additional Products plus certain other revenues related to Additional Products (as such terms are described below).

    The payment for any year in which Target Revenue is not realized equals (i) the amount by which Target Revenue for the calendar year exceeded Actual Revenue for such year (a "Revenue Shortfall") reduced by (ii) the total of the following costs for such year ("Avoided Costs"): (a) variable manufacturing costs
(including packaging and similar costs); (b) variable distribution costs; (c) commissions; (d) royalties and similar fees paid to third parties; and (e) all costs for advertising, promotion, marketing, distribution or selling of any Product (as described below) that were contemplated in the Annual Operating Plan for such year that were not incurred because any approval required for such Product or any new label indication therefor was not received by the date contemplated by such Annual Operating Plan ("Avoided Introductory Costs"). Notwithstanding the foregoing, the Revenue Shortfall may not exceed the difference between the Target Revenue and the Base Revenue set forth below and Cyanamid's payment obligation may not exceed the amounts set forth below as "Cyanamid's Maximum Obligation." Immunex recorded a receivable from Cyanamid of $35,768,000 for the Revenue Shortfall for 1994. Cyanamid paid this amount in March 1995.

                                                                  1995    1996    1997
                                                                 ------  ------  ------
                                                                     (IN MILLIONS)
Target Revenue.................................................  $168.6  $190.5  $216.5
Base Revenue...................................................   102.0   103.0   122.7
Maximum Revenue Shortfall......................................    66.6    87.5    93.8
Cyanamid's Maximum Obligation..................................    45.3    56.0    60.0

    For purposes of calculating Cyanamid's payment obligations, Avoided Costs may not exceed 15% of any Revenue Shortfall in 1995 and 20% of any Revenue Shortfall in each of 1996 and 1997; provided, however, that in the event total Avoided Costs exceed such ceilings, Cyanamid may reduce its Revenue Shortfall obligation by the amount of such excess that constitutes Avoided Introductory Costs. Cyanamid may reduce its Revenue Shortfall obligation for 1997 by any amount by which Actual Revenue exceeded Target Revenue in any prior calendar year.

    Subject to certain conditions, Cyanamid may discharge its Revenue Shortfall obligation otherwise than by payment of the applicable cash amount under the Governance Agreement if such alternative consideration provides Immunex with equivalent value.

    The term "Cyanamid Oncology Products" is defined in the Governance Agreement to mean NOVANTRONE mitoxantrone, methotrexate injectable, leucovorin calcium, thiotepa, AMICAR aminocaproic acid, LEVOPROME methotrimeprazine, Cyanamid's generic anticancer products that are the subject of filings seeking regulatory approval and photodynamic therapy compounds and related devices. The term "New Oncology Products" means all oncology products useful (to the extent useful) in the diagnosis or treatment of cancerous or precancerous, transitional or neoplastic diseases or conditions in humans resulting from research conducted by Cyanamid, the Company, or research jointly sponsored by Cyanamid and the Company, or any such product with respect to which Cyanamid or the Company (except for any such product that is acquired solely through the Company's own efforts) is the licensee or distributor (to the extent of such license or distribution rights) or is otherwise subsequently acquired by Cyanamid or the Company, including, without limitation: (i) cytotoxics (including photosensitizers) and cytokine modulators; (ii) small molecule hematopoietic stimulators; (iii) cytokines and cytokine receptors; (iv) MDR reversal agents;
(v) anti-tumor monoclonal antibody conjugates; (vi) RAS pathway antagonists; and
(vii) receptors other than TNFR. New Oncology Products will exclude such products to the extent that the Company or Cyanamid cannot grant license rights to the other due to preexisting agreements entered into prior to December 15, 1992. Should either party, however, have those rights returned to it, such product will immediately become a New Oncology Product. For purposes of determining Actual Revenues only, New Oncology Products will exclude any product of Immunex that was marketed, clinically tested or in preclinical testing as of the Effective Time. The term "Additional Products" is defined in the Governance Agreement to mean such additional products designated (on an annual basis) by Cyanamid, with the concurrence of the Board of Directors, that are not Cyanamid Oncology Products, New Oncology Products or Copromoted Products from which sales or copromotion revenues are to be included in Immunex's consolidated income statements by reason of the fact that the Annual Operating Plan of Immunex forecasts a Revenue Shortfall in respect of Cyanamid Oncology Products, New Oncology Products and Copromoted Products. The term "Products" is defined in the Governance Agreement to mean, in the aggregate, Cyanamid Oncology Products, New Oncology Products and Additional Products.

    TERMINATION

    The Governance Agreement will terminate at the earlier of (i) such time as Cyanamid and its affiliates beneficially own 95% of all classes and series of Common Stock and (ii) such time as Cyanamid and its affiliates no longer own any such shares.

RESEARCH AND DEVELOPMENT AGREEMENT

    In connection with the Merger, Cyanamid and Immunex entered into a Research and Development Agreement (the "Research and Development Agreement") under which, among other things, the parties collaborate in the research and development and commercialization of New Oncology Products. Cyanamid and Immunex formed a Collaboration Committee, which is responsible for planning, supervising and coordinating the collaborative development and commercialization of New Oncology Products. During the years 1993 through 1997, Immunex agreed to contribute certain amounts in support of Cyanamid's oncology research and development programs, within certain limits. During 1994, Immunex contributed $15,300,000, and during the years 1995 through 1997, Immunex has agreed to pay the amounts shown below as Immunex Contribution. To the extent that actual Cyanamid oncology research and development expenses for any year exceed the Total Oncology

Research and Development Budget Amount shown below, Immunex will also pay 50% of such excess, provided that any such excess greater than 3% of the Total Oncology Research and Development Budget Amount shown below is approved by the Board of Directors.

                                                                     1995   1996   1997
                                                                     -----  -----  -----
                                                                        (IN MILLIONS)
Total Oncology Research and Development
  Budget Amount....................................................  $63.3  $69.6  $76.6
Immunex Contribution...............................................   15.8   26.1   38.3

    After 1997, Immunex has agreed to contribute 50% of the funding budgeted for Cyanamid's oncology discovery research program. Immunex and Cyanamid each will bear development costs relating to each New Oncology Product to the extent such costs relate to approval to sell such product in the United States, its territories and possessions and Canada, in the case of Immunex (the "Immunex Territory"), or in all other countries of the world, in the case of Cyanamid (the "Cyanamid Territory").

    Cyanamid granted to Immunex a royalty-free exclusive license under all patents and technology owned or controlled by Cyanamid relating to New Oncology Products to make, have made, use and sell all New Oncology Products in the Immunex Territory, subject to Cyanamid's retained right to make, have made and use New Oncology Products in the Immunex Territory. In addition, Cyanamid and Immunex each granted to the other a royalty-free exclusive license to their respective portions of any jointly owned technology to make, have made, use and sell such technology in the Cyanamid Territory or the Immunex Territory, as the case may be. Immunex and Cyanamid have agreed to cooperate in preparing, filing, maintaining and defending all such patents and in protecting all such technology, in each case relating to the New Oncology Products. In the event that a New Oncology Product is to be manufactured by Cyanamid for Immunex or by Immunex for Cyanamid, the manufacturing party will supply the reasonable clinical and commercial requirements of the other party for such product under a supply agreement to be entered into by Immunex and Cyanamid, at a cost that will reimburse the manufacturing party for its manufacturing and (within certain limits) process development costs (including an allocation for general and administrative costs) allocable to such product, plus, with respect to commercial requirements, a reasonable profit. To the extent Immunex develops products or technology other than New Oncology Products and determines not to market such products or technology itself, Immunex will offer to Cyanamid exclusive marketing rights to any such products or technology before offering any marketing rights to third parties.

    If Cyanamid were to own less than 50% of the Common Stock, Cyanamid would have the right to terminate the Research and Development Agreement on 60 days' notice.

ONCOLOGY PRODUCT LICENSE AGREEMENT

    In connection with the Merger, Cyanamid and Immunex entered into an Oncology Product License Agreement under which Immunex granted to Cyanamid and certain of its subsidiaries an exclusive license under the patents and know-how acquired by Immunex to make, have made and use Contributed Lederle Products other than Distributed Products (the "Assigned Products"), thereby permitting Cyanamid to manufacture the Assigned Products in the Immunex Territory for supply to Immunex and for ultimate sale by Cyanamid and its sublicensees in the Cyanamid Territory. Cyanamid pays to Immunex a royalty equal to 5% of the net sales by Cyanamid of the Assigned Products manufactured in the Immunex Territory and sold in the Cyanamid Territory. Immunex and Cyanamid have agreed to cooperate in preparing, filing, maintaining and defending all patents, and in protecting all technology, relating to Assigned Products. Immunex recognized revenue under this agreement of $2,571,000 during 1994.

IMMUNEX NEW ONCOLOGY PRODUCT LICENSE AGREEMENT

    Cyanamid and Immunex have entered into an Immunex New Oncology Product License Agreement (the "Immunex New Oncology Product License Agreement") under which Immunex granted to Cyanamid a co-exclusive license to make, have made, use and sell in the Cyanamid Territory New

Oncology Products resulting from the research and development efforts of Immunex ("Immunex New Oncology Products"). Cyanamid pays to Immunex a royalty equal to 5% of the net sales of Immunex New Oncology Products in the Cyanamid Territory by Cyanamid. Immunex and Cyanamid cooperate in preparing, filing, maintaining and defending all patents, and in protecting all technology, in each case relating to the Immunex New Oncology Products covered by the Immunex New Oncology Product License Agreement. In the event that an Immunex New Oncology Product is to be manufactured by Immunex for Cyanamid or by Cyanamid for Immunex, the manufacturing party has agreed to supply the reasonable clinical and commercial requirements of the other party for such product under a supply agreement to be entered into by Immunex and Cyanamid, at a price that will reimburse the manufacturing party for its manufacturing and process development costs (including an allocation for general and administrative costs) allocable to such product, plus, with respect to commercial requirements, a reasonable profit. Immunex recognized revenue under this agreement of $327,000 during 1994.

TRADEMARK LICENSE AGREEMENT

    Cyanamid and Immunex have entered into a United States Trademark License Agreement under which Cyanamid granted to Immunex an exclusive license in the United States to use certain trademarks in connection with the marketing, distribution and sale of the Lederle Oncology Products in the Immunex Territory. In consideration for the grant of such license, Immunex has agreed to pay Cyanamid a royalty equal to 2% of the net sales by Immunex of products in the Immunex Territory that are sold using the trademarks. The royalties incurred by Immunex during 1994 totaled $1,702,000.

SUPPLY AGREEMENT, TOLL MANUFACTURING AGREEMENT AND METHOTREXATE DISTRIBUTORSHIP AGREEMENT

    In connection with the Merger, Cyanamid and Immunex entered into a Supply Agreement, under which Cyanamid agreed to supply the reasonable commercial requirements of Immunex, subject to specific maximum quantities, for AMICAR aminocaproic acid, oral formulations of leucovorin calcium (currently marketed forms only), and thiotepa (currently marketed forms only) at a price equal to 125% of Cyanamid's manufacturing costs (including reasonable overhead charges and certain other costs) for such products. In addition, Lederle Parenterals, Inc. ("LPI"), a subsidiary of Cyanamid that operates a pharmaceutical manufacturing facility in Carolina, Puerto Rico, and Immunex Carolina Corporation ("ICC"), a subsidiary of Immunex that manufactured pharmaceuticals in Puerto Rico in 1994, have entered into a Toll Manufacturing Agreement under which LPI toll converts raw materials provided by ICC into injectable formulations of NOVANTRONE mitoxantrone, leucovorin calcium, AMICAR aminocaproic acid and LEVOPROME methotrimeprazine at a price equal to 125% of LPI's costs relating to such toll conversion. ICC was dissolved in December 1994 and its rights under the Supply Agreement were assigned to Immunex. LPI and Immunex have also entered into a Methotrexate Distributorship Agreement whereby LPI supplies methotrexate to Immunex at prices that are adjusted annually. Immunex and ICC purchased inventory at a cost of $10,062,000 from Cyanamid and LPI under these agreements during 1994.

SERVICES AGREEMENT

    Cyanamid and Immunex have entered into a United States Services Agreement (the "Services Agreement") under which Cyanamid may provide certain medical support, government sales, sales, education, pricing and contract administration, market research, industry affairs, advertising and sales promotion, warehousing, distribution, credit and collections, legal and merger transition services to Immunex. As Immunex progressively assumes responsibility for such services, Immunex will have the right to terminate its obligations under the Services Agreement, on a function-by-function basis, on 12 months' notice to Cyanamid. Immunex incurred costs totaling $6,759,000 under the terms of this agreement during 1994. Cyanamid also incurred certain additional expenses not included in the service fees for which Immunex agreed to directly reimburse Cyanamid. These expenses totaled $893,000 during 1994.

DISTRIBUTORSHIP AGREEMENT FOR CANADA

    Cyanamid Canada, Inc. ("Cyanamid Canada") and Immunex have entered into a distributorship agreement under which Immunex appointed Cyanamid Canada as its distributor in Canada for certain products. Immunex agreed to supply the products to Cyanamid Canada at established prices that are subject to annual adjustment. Immunex sold $1,946,000 of inventory to Cyanamid Canada during 1994.

LOAN AGREEMENT

    Immunex and Cyanamid Agricultural de Puerto Rico, Inc. ("CAPRI"), a Cyanamid subsidiary, entered into a Loan Agreement in September 1993 (as amended, the "Loan Agreement"). Pursuant to the Loan Agreement, CAPRI has agreed to lend Immunex up to the lesser of $50 million or 110% of the amount receivable by Immunex from Cyanamid under the revenue guaranty for working capital purposes on a revolving credit basis. Interest accrues on outstanding balances at LIBOR plus 1% and is payable on maturity of individual borrowings. Unless extended by mutual agreement, the Loan Agreement expires on March 31, 1996. As of December 31, 1994, Immunex had borrowed $34 million under the Loan Agreement. This amount was repaid in March 1995.

                               EXECUTIVE OFFICERS

    The following individuals are executive officers of the Company who will serve in the capacities noted until April 26, 1995, or until the election and qualification of their successors. Each officer named below is expected to be reelected at the Company's Board of Directors meeting to be held on April 26, 1995.

                                                                                                                 OFFICER
           NAME                AGE                     POSITIONS AND OFFICES WITH THE COMPANY                     SINCE
--------------------------     ---     -----------------------------------------------------------------------  ---------
Edward V. Fritzky              44      Chief Executive Officer                                                    1994
Michael L. Kranda              41      President; Chief Operating Officer                                         1988
Scott G. Hallquist             41      Senior Vice President; Secretary; General Counsel                          1987
Peggy V. Phillips              41      Senior Vice President, Pharmaceutical Development                          1995
Douglas G. Southern            52      Senior Vice President; Chief Financial Officer; Treasurer                  1991
Leonard R. Stevens             45      Senior Vice President, Strategic and New Product Planning                  1993
Douglas E. Williams            36      Senior Vice President, Discovery Research                                  1995
David L. Urdal                 45      Senior Vice President, Manufacturing and Process Sciences                  1990

    For the biographical summaries of Messrs. Fritzky and Kranda, see "Election of Directors."

    Mr. Hallquist has been employed by the Company since June 1986, initially as Director, Legal Affairs. He was elected to serve as Secretary in May 1987 and as Vice President and General Counsel in January 1989. Mr. Hallquist was elected Senior Vice President in October 1990, retaining the offices of General Counsel and Secretary. Prior to joining the Company, he was employed by E.I. du Pont de Nemours and Company as patent counsel. Mr. Hallquist received M.B.A. and J.D. degrees from the University of North Carolina in 1981. Mr. Hallquist is a director of Qual-Med Washington Health Plan, Inc., a health maintenance organization and subsidiary of Health Systems International, Inc.

    Ms. Phillips joined the Company in 1986, was named Senior Vice President, Pharmaceutical Development in September 1994, and was elected an executive officer of the Company in February 1995. From 1991 until its dissolution in January 1995, Ms. Phillips had served as Senior Vice President and Chief Operating Officer of IRDCO, the Company's wholly owned research and development corporation. Ms. Phillips received an M.S. in microbiology from the University of Idaho.

    Mr. Southern has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since January 1991. Prior to joining the Company, Mr. Southern was employed as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Pay 'N Pak Stores, Inc. ("Pay 'N

Pak"), a retail firm headquartered in Seattle, Washington. Mr. Southern resigned from Pay 'N Pak in June 1990. Pay 'N Pak filed for protection under Chapter 11 of the Federal Bankruptcy Code on September 21, 1991.

    Mr. Stevens joined the Company in July 1993 as Vice President, Strategic and New Product Planning, and was elected Senior Vice President in 1994. Mr. Stevens had been employed by Lederle Laboratories since December 1989, where he served in several capacities, including Director of Medical Education and Programs, Director of Professional Education and Director of Oncology Marketing, prior to being appointed as Vice President and General Manager of Oncology in June 1992. Mr. Stevens was an Account Supervisor for Klemtner Advertising from April to December 1989. He was employed by Alcide Corporation, an animal healthcare products company, as Vice President of Sales and Marketing from October 1988 to April 1989, after being employed by G.D. Searle for over 10 years, most recently as Director, Marketing. Mr. Stevens received an M.B.A from the University of Pittsburgh in 1977.

    Dr. Williams joined the Company in 1988. He served as Vice President of Research and Development from 1992 until September 1994, when he was appointed to his current position of Senior Vice President, Discovery Research. Dr. Williams was elected an executive officer of the Company in February 1995. He received a Ph.D. in physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division.

    Dr. Urdal has been employed by the Company since 1982, initially as Staff Scientist. In 1983, Dr. Urdal was promoted to Senior Staff Scientist and, in 1986, to Vice President and Assistant Director of Research and Development. In 1988, Dr. Urdal was appointed Director of Development and became Vice President of Immunex Research and Development Corporation upon its incorporation in 1989. In 1990, Dr. Urdal was elected President of Immunex Manufacturing Corporation and in February 1995 he was named Senior Vice President, Manufacturing and Process Sciences, of the Company. During the period from September 1993 until Mr. Fritzky's election in January 1994, Dr. Urdal served as a director of the Company. Dr. Urdal received a Ph.D. in biochemical oncology in 1980 from the University of Washington.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth certain information as to (i) the Company's chief executive officer, (ii) the Company's four other most highly compensated executive officers, and (iii) Dr. Gillis, who served as the Company's Executive Vice President and Chief Scientific Officer prior to his resignation on September 29, 1994, for services rendered in all capacities for the Company during the fiscal years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                /AWARDS
                                                               ANNUAL        -------------
                                                            COMPENSATION        SHARES        ALL
                                                         ------------------   UNDERLYING     OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY ($) BONUS ($)  OPTIONS (#)  COMPENSATION (1)
--------------------------------------------  ---------  --------  --------  -------------  --------
Edward V. Fritzky ..........................       1994  $306,674  $ 79,219       125,000   $523,483
  Chief Executive Officer
Steven Gillis (2) ..........................       1994  $277,096         0             0   $25,084
  Former Executive Vice President; Chief           1993  $350,000  $175,000        40,000   $17,639
  Scientific Officer                               1992  $312,500  $117,188         2,778   $  2,442
Michael L. Kranda ..........................       1994  $288,768  $ 75,797             0   $19,325
  President; Chief Operating Officer               1993  $275,016  $ 88,000        40,000   $13,866
                                                   1992  $220,500  $ 82,688         1,960   $2,392
Scott G. Hallquist .........................       1994  $236,250  $ 67,922             0   $17,258
  Senior Vice President; Secretary;                1993  $225,000  $101,250        40,000   $11,609
  General Counsel                                  1992  $191,750  $ 71,906         1,704   $2,446
David L. Urdal .............................       1994  $203,500  $ 58,506             0   $14,412
  Senior Vice President,                           1993  $185,000  $ 74,000        40,000   $9,658
  Manufacturing and Process                        1992  $163,000  $ 61,125         1,159   $2,590
  Sciences
Douglas G. Southern ........................       1994  $155,820  $ 44,798             0   $9,638
  Senior Vice President; Chief                     1993  $148,400  $ 43,778        30,000   $3,550
  Financial Officer; Treasurer                     1992  $140,000  $ 52,500           996   $3,338

------------------------
(1) Consists of matching contributions to a 401(k) savings plan of $6,500, $24,572, $18,838, $16,877, $13,877, and $8,487 and payment of excess life insurance  premiums of $1,584,  $512, $488, $381, $536,  and $1,152 for Mr.
     Fritzky, Dr. Gillis, Mr. Kranda, Mr. Hallquist, Dr. Urdal, and Mr. Southern, respectively, in 1994. In addition, for Mr. Fritzky also consists of $515,399 for reimbursement of costs and expenses incurred in connection with his relocation to Washington.

(2)  Dr. Gillis resigned as an officer of the Company in September 1994.

OPTION GRANTS

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1994 to the Company's chief executive officer. None of the other current or former executive officers for whom compensation is reported in this Proxy Statement was granted any options during the fiscal year ended December 31, 1994.

                       OPTION GRANTS IN 1994 FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               ---------------------------------------------------------    ANNUAL RATES OF
                                 NUMBER OF      PERCENT OF                                    STOCK PRICE
                                  SHARES       TOTAL OPTIONS                                APPRECIATION FOR
                                UNDERLYING      GRANTED TO       EXERCISE                   OPTION TERM (3)
                                  OPTIONS      EMPLOYEES IN        PRICE      EXPIRATION  --------------------
NAME                            GRANTED (#)     FISCAL YEAR    ($/SHARE) (1)   DATE (2)      5%        10%
-----------------------------  -------------  ---------------  -------------  ----------  --------  ----------
Edward V. Fritzky............       50,000             28%     $      13.75    10/20/04   $432,365  $1,095,698
                                    75,000             42%     $      18.88    1/26/04    $890,515  $2,256,939

------------------------
(1) The exercise price of the options is equal to the fair market value of the underlying Common Stock on the date of grant.

(2) The options vest on a five-year schedule, becoming fully exercisable on January 26 and October 20, 1999, provided the holder remains employed by the Company. The options terminate 10 years from the date of grant.

(3) Future value of current year grants assuming appreciation of 5% and 10% per year over the 10-year option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information as of December 31, 1994 regarding options held by the Company's chief executive officer and the other current and former executive officers for whom compensation is reported in this Proxy Statement. None of such officers exercised any options during the fiscal year ended December 31, 1994.

                         FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                               NUMBER OF SECURITIES         UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS AT              OPTIONS AT
                                                               FISCAL YEAR-END (#)      FISCAL YEAR-END ($)
                                                            --------------------------  -------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ----------  -------
Edward V. Fritzky.........................................      --            125,000       0       $56,500
Steven Gillis.............................................      --            --            --        --
Michael L. Kranda.........................................       8,000         32,000       0            0
Scott G. Hallquist........................................       8,000         32,000       0            0
David L. Urdal............................................       8,000         32,000       0            0
Douglas G. Southern.......................................       6,000         24,000       0            0

EMPLOYMENT AGREEMENTS

    Immunex entered into employment agreements with Drs. Gillis and Urdal and Messrs. Hallquist and Kranda in connection with the Merger. Each employment agreement became effective as of the Effective Time. Following Mr. Fritzky's election as Chairman, Immunex entered into a substantially similar employment agreement with Mr. Fritzky with an effective date of January 21, 1994. The employment agreement with Dr. Gillis was terminated with the mutual consent of the Company and Dr. Gillis effective September 29, 1994. The employment agreements with Messrs. Fritzky, Hallquist and Kranda and Dr. Urdal (the "Employment Agreements") are effective for a term of three years from their effective date. Each Employment Agreement provides that the employee will hold a position at least commensurate with that held by the employee as of its effective date. The annual base salary payable to Messrs. Fritzky, Hallquist and Kranda and Dr. Urdal pursuant to such Employment Agreements is $325,000, $225,000, $275,000 and $185,000, respectively. Such annual base salary may not be reduced during the term of the Employment Agreement. If the employment of the employee is terminated by the Company without Cause or by the employee for Good Reason (each as defined in the Employment Agreement), the employee will be entitled to receive his base salary and certain other payments until the later of two years from the date his employment was terminated and the end of the three-year term of such Employment Agreement. Dr. Gillis and the Company agreed that termination of the Employment Agreement with Dr. Gillis occurred without Good Reason; accordingly, no salary or other payments were made to Dr. Gillis that had not accrued prior to termination.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE AND THE STOCK OPTION PLAN ADMINISTRATION COMMITTEE

    The Company's compensation policy as established by its Board of Directors (the "Board") is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each individual employee. It is the Company's policy to compensate its executive officers at levels consistent with industry norms, primarily in the form of base salary, together with incentive bonuses of up to 37.5% of base salary. In addition, it is the Company's policy to grant stock options to each of its executive officers, based on individual and Company performance and in amounts consistent with industry norms, so as to align their interests with shareholder value. The biotechnology industry is extremely competitive with respect to recruitment and retention of qualified personnel; accordingly, the Company's management employs surveys of biotechnology industry compensation levels to ensure that the Company's compensation practices are comparable to other biotechnology companies, thereby enabling it to attract and retain key employees.

    Determining the compensation levels of the Company's executive officers is the responsibility of the Board, through its Compensation Committee, which has overall responsibility for the Company's compensation policies for senior management, and its Stock Option Plan Administration Committee, which is responsible for administering the Company's stock option plans. The Compensation Committee makes recommendations to the Board as to the salaries of, and incentive bonuses awarded to, the Company's CEO and other executive officers. The Stock Option Plan Administration Committee determines the number and terms of options granted to the Company's CEO, other executive officers and all other employees.

    Executive compensation consists of three major components: base salary, annual incentive bonus and stock options. Base salaries of the CEO and other executive officers are subjectively determined, based on annual surveys of similar positions at other biotechnology companies (described below as the Comparison Group), together with assessments of individual performance and the Company's achievement of predetermined operating goals that are established annually by the Board (the goals established for 1994 are described below). The Compensation Committee does not assign relative weights to the factors on which base salaries are based. Assessments of individual performance include subjective evaluations of the value of individual executives to the Company. The surveys employed include some, but not all, of the companies included in the Nasdaq Pharmaceutical Index, which is one of the indices used in the Company's performance graph that appears elsewhere in this Proxy Statement. During 1993 and 1994, the compensation survey data used by the Company for comparative purposes is reported as of June of each year. The Company's Compensation Committee meets in December of each year to determine the annual salary component of executive compensation to be paid in the following calendar year, and the amount of incentive bonus compensation, in the form of both cash and stock options, to be awarded executives for performance in the current year. Thus, the 1994 salaries paid executives were determined by reference to 1993 compensation survey data, adjusted upwards for inflation during the term between June 1993 and December 1993. The survey data considered by the Compensation Committee in determining executive salaries included salary information provided by 36 biotechnology companies having more than 300 employees (the "1993 Comparison Group"), as well as a subgroup of the 10 largest biotechnology companies (the "1993 Comparison Subgroup"). The Compensation Committee believes that each of the 1993 Comparison Group and the 1993 Comparison Subgroup were representative of industry norms in late 1993, and each are weighted approximately equally by the Compensation Committee. The 1993 Comparison Subgroup consisted of Amgen, Inc., Biogen, Inc., Genentech, Inc., Chiron Corporation, Collagen Corporation, Genetics Institute, Genzyme Corporation, Repligen Corporation and Synergen Corporation. In June 1994, the Company obtained an updated compensation survey reflecting 1994 salaries paid in the industry. The 1994 Compensation Group consisted of 47 biotechnology companies having more than 300 employees, and the 1994 Compensation Subgroup consisted of each of the companies in the 1993 Compensation Subgroup, but added Scios Nova, Inc. and biotechnology affiliates or subsidiaries of Baxter Healthcare, Berlex Biosciences, Boehringer Mannheim, Bristol-Myers Squibb Company, Hoffmann-La
Roche, Inc., American Cyanamid Company (Lederle Praxis), Miles, Inc., Novo Nordisk and Syntex Corporation, and deleted Collagen Corporation and Repligen Corporation. The comparisons noted below take into account 1994 compensation survey information. In the case of Mr. Fritzky, the Compensation Committee established a base salary for 1994 of $325,000, which represented approximately 91% of the average 1994 compensation for CEOs in the 1994 Comparison Group and 69% of the average 1994 compensation for CEOs in the Comparison Subgroup. The Compensation Committee established 1994 base salaries for the Company's other executive officers ranging from 100% to 132% of the average 1994 compensation for executives performing similar functions in companies included in the 1994 Comparison Group, and from 84% to 117% of the average 1994 compensation for executives performing similar functions in companies included in the Comparison Subgroup.

    Under the Company's compensation plans, annual incentive bonuses are calculated as a percentage of base salary and are based in part on achievement of corporate operating goals and in part on individual contributions toward achieving such goals. The CEO and each of the other named executive officers are eligible for a team bonus of up to 25% of base salary, based on the achievement of corporate operating goals, and an additional individual bonus of up to 12.5% of base salary based on individual contributions toward achievement of corporate operating goals and subjective evaluation of individual performance. Individual bonuses in excess of 12.5% of base salary have been awarded under circumstances determined by the Compensation Committee to merit special recognition. Corporate operating goals are established at the beginning of each year and approved by the Board. Achievement of corporate operating goals provides the Compensation Committee and the Board with a basis for the award of incentive bonuses.

    For 1994, the Compensation Committee elected to award Mr. Fritzky and the other named executive officers a team bonus of 65% of the amount for which each officer was eligible (i.e., 65% of 25% of base salary). The Compensation Committee's decision took into account that the Company had achieved 10 of 12 of its established 1994 corporate operating goals within the time frames prescribed by the Board. These goals (which were not assigned relative weights and are not listed in order of relative importance) were: (i) achievement of 1994 budgeted net product sales; (ii) submission of a product license application ("PLA") amendment for use of Leukine-Registered Trademark- in treating acute nonlymphocytic leukemia and completion of all responses to FDA questions concerning a pending PLA amendment for use of Leukine in treating chemotherapy-induced neutropenia by established dates; (iii) attainment of patient-accrual targets for PIXY321 pivotal clinical trials; (iv) achievement of specified PIXY321 manufacturing and validation objectives; (v) commencement of specified clinical studies for Novantrone-Registered Trademark-; (vi) development of a five-year strategic plan for the Company as a whole and formation of a strategic planning committee for Company information systems;
(vii) consolidation of distribution, customer service and credit/collections functions into a single operation; (viii) completion of staffing of the medical development function; (ix) use of a multifunctional review system to prioritize pre- development projects and the identification of at least two new product candidates from such pre-development projects; (x) assessment of the impact of healthcare reform initiatives upon Company business and product development strategies; (xi) preparation and filing of an IND for IL-4 receptor by a defined date; and (xii) achievement of a specified net loss target. The Compensation Committee's determination of the team bonus and individual bonuses took into account that the Company had not achieved its 1994 budgeted net product sales or the net loss target established by the beginning of 1994. However, in awarding a team bonus of 65%, the Compensation Committee took into account that management has taken action in the third and fourth quarters to significantly reduce operating expenses and that all other operating goals had substantially been achieved. Although attainment of the goal concerning consolidation of distribution functions was deferred due to the reorganization of Cyanamid subsequent to its acquisition by American Home Products, the Compensation Committee took into account that the Company had completed a plan to achieve this goal that would be implemented in the first half of 1995.

    The Compensation Committee also elected to award Mr. Fritzky and the other named executive officers individual bonuses ranging from 6% to 12.5% of base salary, based upon the Compensation Committee's subjective assessment of each officer's achievements in 1994. In determining individual bonuses, the Compensation Committee considered each individual executive's contribution to the Company's operating goals. Mr. Fritzky received an individual bonus equal to 8.1% of his 1994 base salary.

    To qualify compensation for deductibility for federal income tax purposes, it is the Company's policy to meet the requirements for exclusion from the limit on deduction imposed by Section 162(m) of the Code by paying performance-based compensation if possible and, with respect to cases in which it is not possible to meet the requirements for exclusion from Section 162(m) of the Code, the Company intends to minimize any award of compensation in excess of the limit.

    Stock options have been granted periodically to the CEO and other named executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the business. Stock options are awarded by the Stock Option Plan Administration Committee, which is comprised of the nonmanagement directors of the Company. Options to purchase 125,000 shares were granted to Mr. Fritzky in 1994. No options were granted to any other named executive officers in 1994. The number of options awarded to Mr. Fritzky was determined based upon the Compensation Committee's subjective assessment of the level of stock option compensation that would be appropriate to provide a long-term incentive to Mr. Fritzky linked to an increase in the value of the Company's common stock.

    COMPENSATION COMMITTEE
        Kirby J. Cramer
        John E. Lyons
        Edith W. Martin

    STOCK OPTION PLAN ADMINISTRATION COMMITTEE
        Frank V. AtLee (retired)
        David R. Bethune (retired)
        Kirby L. Cramer
        John E. Lyons
        Edith W. Martin

                               PERFORMANCE GRAPH
                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN (1)
   AMONG THE COMPANY, NASDAQ COMPOSITE INDEX AND NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NASDAQ COMPOSITE   NASDAQ PHARMACEUTICAL    COMPANY
12/31/89                  100                     100        100
12/31/90                84.92                  119.95     185.71
12/31/91               136.28                  318.78     307.79
12/31/92               158.58                  265.53     266.23
12/31/93               180.93                  236.63     151.76
12/31/94               176.92                   178.4     138.91

------------------------

(1) Assumes $100 invested at the close of trading on December 31, 1989 in the Common Stock, in the Nasdaq Composite Index and in the Nasdaq Pharmaceutical Index.

NOTE: Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

SECTION 16 REPORTING

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during 1994 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, certified public accountants, to act as independent auditor of the Company for the fiscal year ending December 31, 1995. Ernst & Young LLP has been auditor of the Company since the Company's inception.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                              1995 ANNUAL MEETING

    Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in the Company's proxy statement and proxy for a particular annual meeting. Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1995 Annual Meeting must be received by the Company no later than November 28, 1995 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Receipt by the Company of any such proposal from a qualified shareholder in a timely manner will not ensure its inclusion in the Company's proxy material because there are other requirements in the proxy rules for such inclusion.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than the matters specifically referred to in this Proxy Statement. If other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereto in accordance with their best judgment.

    Copies of the 1994 Annual Report of the Company are being mailed to shareholders, together with this Proxy Statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Secretary of the Company, 51 University Street, Seattle, Washington 98101.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED IN THE COMPANY'S 1994 ANNUAL REPORT TO SHAREHOLDERS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Scott G. Hallquist
                                          SECRETARY
Seattle, Washington
March 24, 1995

                                                                /X/  PLEASE MARK
                                                                     YOUR CHOICE
                                                                       LIKE THIS
                                    --------
                                     Common

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACES PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR
                   ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR all Nominees" in Item 1 and "FOR"
Item 2.
--------------------------------------------------------------------------------
                                                       WITHHOLD
                                                       AUTHORITY
                                        FOR all       to vote for
                                        Nominees      all nominees

Item 1.   Election of the eight            / /             / /
          nominees to serve as
          directors for the ensuing
          year and until their
          successors are elected
          and qualify:

Joeseph J. Carr, Kirby L. Cramer, Robert A. Essner,
Edward V. Fritzky, Steven Gillis, Michael L. Kranda,
John E. Lyons and Edith W. Martin

WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

__________________________________________

Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.

                                         FOR       AGAINST        ABSTAIN
Item 2.   Approve the increase in the    / /         / /            / /
          number of shares issuable
          under the Amended 1993 Stock
          Option Plan.

                                I plan to attend the Annual Meeting / /

Please sign exactly as your name appears hereon.
Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

COMMENTS/ADDRESS CHANGE                 / /

PLEASE MARK THIS BOX IF YOU HAVE
WRITTEN COMMENTS/ADDRESS CHANGE
ON THE REVERSE SIDE

Signature(s)_____________________________________     Date _____________________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                               IMMUNEX CORPORATION
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 26, 1995

          The undersigned hereby appoint(s) Edward V. Fritzky and Michael L.
   P Kranda and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of
   R Immunex Corporation held of record by the undersigned on March 14, 1995 at the Annual Meeting of Shareholders of the Company to be held
   O at the Four Seasons Olympic Hotel, 411 University Street, Seattle, Washington, at 9:00 a.m. on Wednesday, April 26, 1995, with authority
   X to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any
   Y      adjournment or postponement thereof.

               IMPORTANT--PLEASE DATE AND SIGN ON THE OTHER SIDE.




                                                                ----------------
                                                                See Reverse Side
                                                                ----------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                   APPENDIX A

                               IMMUNEX CORPORATION

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the Amended and Restated 1993 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors and officers of Immunex Corporation (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors and officers and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2.  ADMINISTRATION

     This Plan shall be administered by a Stock Option Plan Administration Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall be composed of two or more members of the Board who are "disinterested persons" as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"). The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

     2.1  PROCEDURES

     The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

     2.2  RESPONSIBILITIES

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the

Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder and any amendments thereto.

     2.3  SECTION 16(b) COMPLIANCE AND BIFURCATION OF PLAN

     It is the intention of the Company that, if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 3.  STOCK SUBJECT TO THIS PLAN

     The stock subject to this Plan shall be the Company's Common Stock, par value $.01 per share (the "Common Stock"), presently authorized but unissued or now held or subsequently acquired by the Company as treasury shares. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 6,225,267 shares. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, cancelled or terminated options.

SECTION 4.  ELIGIBILITY

     An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A nonqualified stock option may be granted to any employee, director or officer of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS

     Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

     5.1  NUMBER OF SHARES AND PRICE

     The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than the par value per share of the Common Stock at the time the option is granted with respect to nonqualified stock options and also provided that, with respect to incentive stock options granted to greater than 10% stockholders, the exercise price shall be as required by subsection 6.1.

     5.2  TERM AND MATURITY

     Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% stockholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or related corporation will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

Period of Optionee's
Continuous Relationship
With the Company or Related
Corporation From the Date           Portion of Total Option
the Option Is Granted               Which Is Exercisable
---------------------------------------------------------------

      after one year                         20%

     after two years                         40%

   after three years                         60%

    after four years                         80%

    after five years                        100%


          5.3  EXERCISE

     Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 20% of the shares purchasable under the option (or the remaining shares then purchasable under the option, if less than 20%) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option and that the exercise price shall not be less than the par value per share of the Common Stock at the time the option is exercised. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

     5.4  PAYMENT OF EXERCISE PRICE

     Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

     The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

          (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months;

          (b) delivery of a full-recourse promissory note executed by the Optionee in an amount which shall not exceed that portion of the exercise price which is in excess of the amount determined to be stated capital pursuant to
Section 154 of the Delaware General Corporation Law; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, and (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee;

          (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     5.5  WITHHOLDING TAX REQUIREMENT

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. In order to qualify such election for exemption under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, any election made by an officer or director who is subject to Section 16 of the Exchange Act must be an irrevocable election made six months prior to the date the option exercise becomes taxable or such irrevocable election must become effective during the quarterly 10-day window period required under Section 16(b) of the Exchange Act for exercises of stock appreciation rights.

     5.6  HOLDING PERIODS

          5.6.1  SECURITIES EXCHANGE ACT SECTION 16

     No director or officer subject to Section 16(b) of the Exchange Act may sell shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted.

          5.6.2  TAXATION OF STOCK OPTIONS

     The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by the exercise of an incentive stock option prior to the expiration of two years after the date of grant of the option and one year from the date of exercise.

     5.7  NONTRANSFERABILITY OF OPTIONS

     Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, if the Company permits, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.

     5.8  TERMINATION OF RELATIONSHIP

     If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (I.E., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

     If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information.

     If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all the Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

     If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

     Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     5.9  DEATH OF OPTIONEE

     If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

     5.10 NO STATUS AS STOCKHOLDER

     Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

     5.11 CONTINUATION OF RELATIONSHIP

     Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

     5.12 MODIFICATION AND AMENDMENT OF OPTION

     Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

     5.13 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

     As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the stock (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

SECTION 6.  GREATER THAN 10% STOCKHOLDERS

     6.1  EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

     If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

     6.2  ATTRIBUTION RULE

     For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     7.1  EFFECT OF LIQUIDATION OR REORGANIZATION

          7.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK

     Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

          7.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

     If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), the Company and the corporation issuing the Exchange Stock, in their sole discretion, may determine that all options granted hereunder shall be converted into options to purchase shares of Exchange Stock instead of terminating in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

     7.2  FRACTIONAL SHARES

     In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

     7.3  DETERMINATION OF BOARD TO BE FINAL

     All Section 7 adjustments shall be made by the Plan Administrator, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code
Section 422(b).

SECTION 8.  SECURITIES REGULATION

     Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

     Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

SECTION 9.  AMENDMENT AND TERMINATION

     9.1  BOARD ACTION

     The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, and to the extent required by any applicable law or requirement, the approval of a majority of stock represented by stockholders voting either in person or by proxy at a duly held stockholders' meeting is necessary within 12 months before or after the adoption by the Board of any amendment which will:

          (a)  increase the number of shares that may be issued under this Plan;

          (b) with respect to nonqualified stock options, materially modify the requirements as to eligibility for participation in this Plan or, with respect to incentive stock options, change the designation of the participants or class of participants eligible for participation in this Plan;

          (c) materially increase the benefits accruing to the participants under this Plan; or

          (d) otherwise require stockholder approval under any applicable law or regulation including but not limited to Section 16(b) of the Exchange Act.

     Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

     9.2  AUTOMATIC TERMINATION

     Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or
(b) the date on which this Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10.  EFFECTIVENESS OF THIS PLAN

     This Amended and Restated Plan shall become effective upon adoption by the Board so long as it is approved by a majority of stock represented by stockholders voting either in person or by proxy at a duly held stockholders' meeting any time within 12 months before or after the adoption of this Amended and Restated Plan.

Plan adopted by the Board of Directors on March 11, 1993 and approved by the sole stockholder on March 11, 1993. Ratified by the Board of Directors on June 1, 1993. Amended on July 14, 1993. Amendment to increase number of shares issuable adopted by the Board of Directors on February 2, 1995.